         As filed with the Securities and Exchange Commission on May 29, 1998.
                                                     Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        BRIDGESTREET ACCOMMODATIONS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                      04-3327773
  --------------------------------           ----------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
  of incorporation or organization)

                     30670 BAINBRIDGE ROAD, SOLON, OH 44139
                     --------------------------------------
                    (Address of principal executive offices)

                       ------------------------------

                           1997 EQUITY INCENTIVE PLAN
                                       AND
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plans)

                              ---------------------

                 WILLIAM N. HULETT, III                     Copy to:
            BRIDGESTREET ACCOMMODATIONS, INC.        JAMES E. DAWSON, ESQ.
                  30670 BAINBRIDGE ROAD         NUTTER, MCCLENNEN & FISH, LLP
                     SOLON, OH 44139              ONE INTERNATIONAL PLACE
                     (440) 248-3005             BOSTON, MASSACHUSETTS 02110-2699
              (Name, address and telephone               (617) 439-2000
              number of agent for service)


                              ---------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                 Proposed
 Title of each class of          Amount being registered      maximum offering       Proposed maximum             Amount of
 securities to be registered              (1)                 price per share     aggregate offering price     registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,                        500,000 Shares              $9.9375(2)            $4,968,750                 $1,465.78
$.01 par value per share             500,000 Shares               9.9375(2)             4,968,750                  1,465.78

--------------------------------------------------------------------------------------------------------------------------------
Total                              1,000,000 Shares                                    $9,937,500                 $2,931.56
================================================================================================================================

(1) This Registration Statement covers 500,000 shares of Common Stock underlying awards that may be granted pursuant to the 1997 Equity Incentive Plan and 500,000 shares of Common Stock issuable under the 1998 Employee Stock Purchase Plan. In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plans as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on May 28, 1998.



================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     BridgeStreet Accommodations, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 30, 1998 pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Current Report on Form 8-K/A filed with the Commission on May 4, 1998;

     (c) The Company's Report on Form 10-Q for the three months ended March 31, 1998, filed with the Commission on May 15, 1998;

     (d) The Company's Report on Form 8-K/A filed with the Commission on May 15, 1998; and

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-22843) and the Company's Registration Statement on Form S-1 (File No. 333-26647).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.






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



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Constantine Alexander, a partner in the law firm Nutter, McClennen & Fish, LLP, currently serves as Secretary of the Company. Nutter, McClennen & Fish, LLP serves as counsel to the Company, and has rendered a legal opinion with respect to the validity of the shares being offered pursuant to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Company's Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the law of the State of Delaware.

     The Company's Certificate of Incorporation provides that the Company's Directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

     The Certificate of Incorporation and By-laws also provide that each person who was or is made party to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or is or was serving at the request of the Company as a director or officer of any other enterprise, including service with respect to employee benefit plans) shall be indemnified and held harmless by the Company, to the full extent permitted by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. The Company's By-laws allow for similar rights of indemnification to be afforded, in the Company's discretion, to its employees and agents.

     The rights to indemnification and the payment of expenses provided by the Certificate of Incorporation and By-laws do not apply to any action, suit, proceeding or claim initiated by or on behalf of a person otherwise entitled to the benefit of such provisions. Any person seeking indemnification under the By-laws shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

     The Company maintains an indemnification insurance policy covering all directors and officers of the Company and its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See the exhibit index immediately preceding the exhibits attached hereto.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's Certificate of Incorporation and By-laws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Solon, Ohio, on the 29th day of May 1998.

                                     BRIDGESTREET ACCOMMODATIONS, INC.


                                     By: /s/ William N. Hulett, III
                                         ---------------------------------------
                                         William N. Hulett, III
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints William N. Hulett, III, Mark D. Gagne, and James E. Dawson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.


         SIGNATURES                                       TITLE                          DATE
         ----------                                       -----                          ----

/s/ William N. Hulett, III                  PRESIDENT, CHIEF EXECUTIVE OFFICER       MAY 29, 1998
------------------------------------------             AND DIRECTOR
WILLIAM N. HULETT, III

/s/ Mark D. Gagne                              CHIEF FINANCIAL OFFICER AND           MAY 29, 1998
------------------------------------------     PRINCIPAL ACCOUNTING OFFICER
MARK D. GAGNE


         SIGNATURES                                       TITLE                          DATE
         ----------                                       -----                          ----

/s/ Paul M. Verrochi                              CHAIRMAN OF THE BOARD              MAY 29, 1998
------------------------------------------
PAUL M. VERROCHI


/s/ Rocco A. Di Lillo                                     DIRECTOR                   MAY 29, 1998
------------------------------------------
ROCCO A. DI LILLO


/s/ Lynda D. Clutchey                                     DIRECTOR                   MAY 29, 1998
------------------------------------------
LYNDA D. CLUTCHEY

/s/ Connie F. O'Briant                                    DIRECTOR                   MAY 29, 1998
------------------------------------------
CONNIE F. O'BRIANT

/s/ Melanie R. Sabelhaus                                  DIRECTOR                   MAY 29, 1998
------------------------------------------
MELANIE R. SABELHAUS

/s/ James M. Biggar                                       DIRECTOR                   MAY 29, 1998
------------------------------------------
JAMES M. BIGGAR

/s/ Robert R. Mesel                                       DIRECTOR                   MAY 29, 1998
------------------------------------------
ROBERT R. MESEL

/s/ Jerry Sue Thornton                                    DIRECTOR                   MAY 29, 1998
------------------------------------------
JERRY SUE THORNTON

                                  EXHIBIT INDEX


Exhibit No.    Title                                               Page
-----------    -----                                               ----


   * 4.1       1997 Equity Incentive Plan                            --

   * 4.2       1998 Employee Stock Purchase Plan                     --


     5         Opinion of Nutter, McClennen & Fish, LLP               9


    23.1       Consent of Nutter, McClennen & Fish, LLP            Contained in
                                                                   Exhibit 5

    23.2       Consent of Arthur Andersen LLP                        11

---------------

* Incorporated by reference to the Company's Proxy Statement filed with the Commission on April 14, 1998 and used in connection with its 1998 Annual Meeting of Stockholders.